Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

April 29, 2015

Board of Directors

Anthem, Inc.

120 Monument Circle

Indianapolis, Indiana 46204-4903

Ladies and Gentlemen:

We are acting as counsel to Anthem, Inc., an Indiana corporation (the “Company”), in connection with Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its registration statement on Form S-3 (as amended by the Post-Effective Amendment, the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Shares”), (ii) shares of preferred stock, without par value (the “Preferred Shares”), (iii) senior or subordinated debt securities (the “Debt Securities”), (iv) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) warrants to purchase Depositary Shares (the “Depositary Share Warrants”), (viii) rights to purchase Preferred Shares, Common Shares or Depositary Shares (the “Rights”); (ix) stock purchase contracts to purchase Preferred Shares or Common Shares (the “Stock Purchase Contracts”); and (x) stock purchase units consisting of a Stock Purchase Contract and a beneficial interest in Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Depositary Shares, the Preferred Stock Warrants, the Common Stock Warrants, the Depositary Share Warrants, the Rights and the Stock Purchase Contracts, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Indiana corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to an indenture substantially in the form of the Indenture, to be dated on or about the date of the first issuance of senior Debt Securities thereunder, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Registration Statement with items shown in such exhibit as subject to completion completed in a satisfactory manner, and any subordinated Debt Securities will be issued pursuant to an indenture substantially in the form of the Indenture, to be dated on or about the date of the first issuance of subordinated Debt Securities thereunder, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.2 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Depositary Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (ix) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as a rights agent, (x) any Stock Purchase Contracts will be issued under one or more purchase contract agreements, each to be between the Company and the financial institution identified therein as a purchase contract agent; (xi) any Stock Purchase Units will be issued under one or more purchase contract agreements, each such agreement to be between the Company and the financial institution identified therein as a purchase contract agent; (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiii) the Company will remain an Indiana corporation.

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To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Preferred Stock Warrants, Common Stock Warrants or Depositary Share Warrants, under the rights agreement for any Rights, under the deposit agreement for any Depositary Shares and under the purchase contract agreement for any Stock Purchase Contracts or Stock Purchase Units, namely, the trustee, the warrant agent, the rights agent, the depositary or the purchase contract agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, rights agreement, deposit agreement or purchase contract agreement, as applicable; that such indenture, warrant agreement, rights agreement, deposit agreement or purchase contract agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, rights agreement, deposit agreement or purchase contract agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, rights agreement, deposit agreement or purchase contract agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). Insofar as the opinion expressed herein relates to or is dependent upon matters governed by Indiana law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of Faegre Baker Daniels, LLP, special counsel to the Company in the State of Indiana. A copy of such opinion letter, dated as of the date hereof, is to be filed as Exhibit 5.2 to the Registration Statement.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

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(c) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(d) The Depositary Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Depositary Share Warrants by such warrant agent, and upon due execution and delivery of the Depositary Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(f) The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Stock Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein, and upon due execution and delivery of the Stock Purchase Contracts on behalf of the Company, will constitute valid and binding obligations of the Company.

(h) The Stock Purchase Units, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein and due authentication of the Stock Purchase Units by such purchase contract agent, and upon due execution and delivery of the Stock Purchase Units on behalf of the Company, will constitute valid and binding obligations of the Company.

The opinions expressed above in Paragraphs (a)–(h) with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP